EXHIBIT 99.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF GLOBAL PAYMENTS INC.

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Global Payments Inc. (the “Company”) on Form 10-Q for the period ended February 28, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Paul R. Garcia, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 4, 2003	/s/ PAUL R. GARCIA
Paul R. Garcia Chief Executive Officer